                                                          Exhibit 99
                                Selected Information
                                 Relating to Series
                                1994-1 Certificates,
                      Series 1995-1 Certificates, Series 1996-1
                    Certificates, Series 1996-2 Certificates, and
                           Series 1997-1 Certificates from
                        January 1, 1998 through June 30, 1998
                     -------------------------------------------



                Series 1994-1    Series 1995-1     Series 1996-1   Series 1996-2    Series 1997-1
                Floating Rate    6.50% Auto        5.50% Auto      Floating Rate    Floating Rate
                Loan Asset       Loan Asset        Loan Asset      Loan Asset       Loan Asset
                Backed           Backed            Backed          Backed           Backed
                Certificates     Certificates      Certificates    Certificates     Certificates
                ------------     -------------     -------------   ------------     ------------





Interest
Paid            $29,509,611.66   $31,871,527.80   $21,834,722.23  $28,492,200.00   $21,828,875.43

Servicing
Fee Paid        $ 4,499,999.98   $ 4,499,999.98   $ 4,000,000.02  $ 4,800,000.00   $ 3,750,000.00











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